UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

BURTECH ACQUISITION CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING

TO BE HELD MARCH 10, 2023

TO THE STOCKHOLDERS OF

BURTECH ACQUISITION CORP.

Dear Stockholders:

You recently received proxy materials from BurTech Acquisition Corp. (the “Company” or “BurTech”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:30 a.m. Eastern Time on March 1, 2023. The Special Meeting has been rescheduled to 11:30 a.m. Eastern Time on Friday, March 10, 2023. The Special Meeting will be via teleconference using the following dial-in information, which did not change:

US Toll Free	1 800-450-7155
International Toll	+1 857-999-9155
Conference ID	0728075#

You can find more information on the special meeting in the Company’s proxy statement (the ”Proxy Statement”) at https://www.cstproxy.com/burtechacq/2023. We first mailed these materials to our stockholders on or about January 26, 2023.

As discussed in the Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

(i) Proposal 1 - A proposal to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), to (a) extend the date by which BurTech has to consummate a business combination up to six (6) times (the “Charter Amendment”), each such extension for an additional one (1) month period (each an “Extension”), from March 15, 2023 to September 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”) (we refer to this proposal as the “Charter Amendment Proposal”), and (b) to change Section 9.2 (a) of the Charter to modify the net tangible asset requirement (the “NTA Requirement”) to state that the Company will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended (the “NTA Amendment”). We refer to these proposals as the “Charter Amendment Proposals;”.

This Proxy Supplement is to update the time frame by which the Company can extend the Extended Termination Date from March 15, 2023 until December 15, 2023 in Proposal 1 (a).

(ii) Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date another six (6) times, each such extension for an additional one (1) month period, until September 15, 2023, by depositing into the Trust Account $431,250 (the “Extension Payment”) for each one-month Extension (or up to an aggregate of $2,587,500 for the total six-month period), (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”).

This Proxy Supplement is to update Proposal 2, the Trust Amendment Proposal, to allow the Company to extend the Extended Termination Date to December 15, 2023 without making an additional payment.

(iii) Proposal 3 - A proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal (we refer to this proposal as the “Adjournment Proposal”).

The Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposals are together referred to herein as the “Extension Proposals” and are more fully described in the Proxy Statement. This proxy statement supplement contains additional information that supplements the Proxy Statement. We urge you to read this supplement, together with the Proxy Statement regarding the Extension Proposals.

Sincerely,

/s/ Shahal Khan
Shahal Khan
Chief Executive Officer

February 17, 2023

YOUR PARTICIPATION IS EXTREMELY IMPORTANT – PLEASE VOTE TODAY

If you have any questions relating to the special meeting, voting your shares, or need to request additional proxy materials, you may contact our proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll-Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

We appreciate your support.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

SUPPLEMENT DATED FEBRUARY 17, 2023

TO

PROXY STATEMENT

DATED FEBRUARY 9, 2023

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2023

The following information supplements, and should be read in conjunction with, the proxy statement of BurTech Acquisition Corp. (“BurTech” or the “Company”) dated February 9, 2023 (the “Proxy Statement”) relating to the proposed Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal, more fully described in the Proxy Statement (together referred to as the “Extension Proposals”). This supplement (the “Supplement”) contains additional information that supplements the Proxy Statement and we urge you to read this supplement, together with the Proxy Statement regarding the following Extension Proposals:

(i) Proposal 1(a) - to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), shall be updated to:

(a) extend the date by which BurTech has to consummate a business combination (the “Charter Amendment”), from March 15, 2023 to December 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”);

and

(ii) Proposal 2 — shall be updated to:

Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date to December 15, 2023, with no additional payments to the Trust Account. (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”).

Proposal 3 – remains the same - to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal (we refer to this proposal as the “Adjournment Proposal”).

The Company has also filed this Proxy Supplement with the SEC to update the Form of Amendment to the Second Amended and Restated Certificate of Incorporation and the Amendment to the Investment Management Trust Agreement set forth on Annex A and B of the Proxy Statement to reflect these updates to Proposal No. 1 (a) and Proposal No. 2. This Supplement is not complete without, and should not be read or utilized, except in conjunction with the Proxy Statement.

AMENDMENT AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its stockholders, as described in this supplement to the Definitive Proxy Statement filed with the United States Securities and Exchange Commission on February 9, 2023, in connection with the Special Meeting to be held on March 10, 2023 (the “Proxy Statement”). These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement. The Company makes the following amended and supplemental disclosures:

Certain disclosure in the Letter to Stockholders and Notice of Special Meeting, and on page 08 of the Proxy Statement is hereby amended and restated to read as follows:

(i) Proposal 1 (a) — to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), is amended and restated to:

(a) extend the date by which BurTech has to consummate a business combination (the “Charter Amendment”), from March 15, 2023 to December 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”);

And

(ii) Proposal 2 — is amended and restated to :

Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination Date to December 15, 2023, with no additional payments to the Trust Account. (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”);

Certain disclosure in the Letter to Stockholders and Notice of Special Meeting, and on pages 03, 9-10 and 34-35 of the Proxy Statement is hereby amended and restated to read as follows:

The purpose of the Trust Amendment Proposal is to give the Company the right to extend the Business Combination Period from March 15, 2023 up to December 15, 2023 (i.e., 24 months from the consummation of the IPO).

The Company’s current Charter and Trust Agreement provide that the Company has until March 15, 2023 to complete a business combination without the payment of additional amounts into the Company’s Trust Account. BurTech and its board of directors have determined that there will not be sufficient time before March 15, 2023 (its current termination date) to hold a Special Meeting to obtain the requisite stockholder approval of, and to consummate, the Initial Business Combination. However, management believes that it can close the Initial Business Combination before December 15, 2023.

On Page 28 of the Proxy Statement, the lead paragraph to Proposal 1 is hereby amended and restated as follows:

PROPOSAL 1: THE CHARTER AMENDMENT PROPOSAL

This is a proposal to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), to extend the date by which BurTech has to consummate a business combination (the “Extension”) from March 15, 2023 to December 15, 2023 (the latest such date actually extended being referred to as the “Extended Termination Date”) (the “Charter Amendment Proposal”).

The Extended Termination Date is modified from September 15, 2023 to December 15, 2023, a global change in the Proxy Statement.

On Page 33 of the Proxy Statement, the lead paragraph is hereby amended and restated as follows:

PROPOSAL 2: THE TRUST AMENDMENT

The Trust Amendment

The proposed Trust Amendment Proposal would amend our existing Investment Management Trust Agreement (the “Trust Agreement”), dated as of March 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the time to complete a business combination (the “Business Combination Period”) to December 15, 2023 (the “Trust Amendment”), with no additional payments to the Trust Account. A copy of the proposed Trust Amendment is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

Reasons for the Trust Amendment

The purpose of the Trust Amendment Proposal is to give the Company the right to extend the Business Combination Period from March 15, 2023 up to December 15, 2023 (i.e., 24 months from the consummation of the IPO).

The Company’s current Charter and Trust Agreement provide that the Company has until March 15, 2023 to complete a business combination without the payment of additional amounts into the Company’s Trust Account. BurTech and its board of directors have determined that there will not be sufficient time before March 15, 2023 (its current termination date) to hold a Special Meeting to obtain the requisite stockholder approval of, and to consummate, the Initial Business Combination. However, management believes that it can close the Initial Business Combination before December 15, 2023.

Certain disclosure on pages 4, 21 and 32 of the Proxy Statement is hereby amended and restated to read as follows:

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or March 08, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of February 8, 2023, there was approximately $295.4 million in the Trust Account. If the Charter Amendment Proposals and the Trust Amendment Proposal are approved and the Extension Termination Date is extended to December 15, 2023, the redemption price per share at the meeting for the Initial Business combination or the Company’s subsequent liquidation will be approximately $10.15 per share (without taking into account any interest). The closing price of the Company’s common stock on February 8, 2023 was $10.29. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

Certain disclosure on page 25 of the Proxy Statement is hereby amended and restated to read as follows:

In order to exercise your conversion rights, you must:

•	submit a request in writing prior to 5:00 p.m., Eastern time on March 08, 2023 (two business days before the Special Meeting) that we convert your public shares of Class A common stock for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004 Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Certain disclosure on page 30 of the Proxy Statement is hereby amended and restated to read as follows:

Factors to Consider

When you consider the recommendation of our board, you should consider, among other things, the following benefits and detriments of the proposals to you as the public stockholders:

•	If the Charter Amendment Proposals and the Trust Amendment Proposal are approved and the Company extends the Combination Period to December 15, 2023, there will be no additional payments made to the Trust Account.

•	Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the proposals and whether or not they are holders of our Common Stock as of the Record Date. (See “Conversion Rights”).

•	Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $295.4 million of marketable securities as of February 8, 2023.

•	If the Charter Amendments are approved, BurTech will not be subject to the NTA Requirement and may rely on other exemptions from the Exchange Rule to avoid being deemed a penny stock issuer. In addition, the Company will not be required to maintain a minimum value of net tangible assets in order to complete a Business Combination.

Annex A

Charter Amendment

AMENDMENT TO THE

SECOND AMENDED AND

RESTATED

CERTIFICATE OF INCORPORATION OF

BURTECH ACQUISITION CORP.

March 10, 2023

BurTech Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.         The name of the Corporation is “BurTech Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 02, 2021. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 19, 2021. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 2021 (the “Second Amended and Restated Certificate”).

2.         This Amendment to the Second Amended and Restated Certificate amends the Second Amended and Restated Certificate.

3.         This Amendment to the Second Amended and Restated Certificate was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.         The text of Paragraph 9.1(b) of Article NINE is hereby amended and restated to read in full as follows:

“9.1 (b). Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the “Trust Agreement”). Except for the withdrawal of interest to pay taxes (less up to $100,000 interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination; (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 15 months from the closing of the Offering (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open (or such a later date pursuant to the extension set forth under Section 9.1 (c) the “Deadline Date”) unless the Company extends the time to complete the Business Combination after the Deadline Date to 24 months from the closing of the IPO but has not completed the Business Combination within such 24-month period, the 24th month anniversary of the Closing (as applicable, the “Last Date”); or (iii) the redemption of shares in connection with a stockholder vote to amend any provisions of this Second Amended and Restated Certificate, as amended (a) to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination to redeem 100% of such shares if the Corporation has not consummated an initial Business Combination by the Deadline Date or (b) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

5.         The text of Paragraph 9.2 (a) of Article NINE is hereby amended and restated to read in full as follows:

“9.2 (a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, as amended, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.”

IN WITNESS WHEREOF, BurTech Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

BURTECH ACQUISITION CORP.

By:
	Name:	Shahal Khan
	Title:	Chief Executive Officer

Annex B

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 10, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between BurTech Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement on December 10, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a Special Meeting of the Company held on March 10, 2023, the Company’s stockholders approved (i) a proposal to amend the Company’s second amended and restated certificate of incorporation (the “2nd A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination by December 15, 2023 (i.e., for a period of time ending 24 months from the consummation of its initial public offering); a (ii) a proposal to amend the Trust Agreement to allow for an extension from March 15, 2023 until December 15, 2023; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer and Chief Financial Officer and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (i) the 15-month anniversary of the closing of the IPO (“Closing”) or, (ii) in the event that the Company extended the time to complete the Business Combination to 24 months from the closing of the IPO, but has not completed the Business Combination within such 24-month period, the 24th month anniversary of the Closing (as applicable, the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders as of the Last Date.”

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Trustee

By:	/
	Name:	Francis Wolf
	Title:	Vice President

BURTECH ACQUISITION CORP.

By:	/
	Name:	Shahal Khan
	Title:	Chief Executive Officer

PROXY CARD BURTECH ACQUISITION CORP.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 10, 2023: The Proxy Statement is available at https://www.cstproxy.com/burtechacq/2023

The undersigned hereby appoints Roman Livson as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of BurTech Acquisition Corp. (the “Company”), to be held via teleconference as described in the Proxy Statement on March 10, 2023 at 11:30 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated February 9, 2023 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	PROPOSAL 1. CHARTER AMENDMENT PROPOSALS- APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (A) EXTEND THE DATE BY WHICH THE COMPANY HAS TO CONSUMMATE A BUSINESS COMBINATION (THE “EXTENSION”) UNTIL DECEMBER 15, 2023 AND (B) TO MODIFY THE NTA REQUIREMENT. IF APPROVED BY THE COMPANY’S BOARD OF DIRECTORS.

For ☐ Against ☐ Abstain ☐

2.	PROPOSAL 2. TRUST AMENDMENT — APPROVAL OF AN AMENDMENT TO THE COMPANY’S INVESTMENT MANAGEMENT TRUST AGREEMENT, DATED AS OF DECEMBER 10, 2021 (THE “TRUST AGREEMENT”), BY AND BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE “TRUSTEE”), ALLOWING THE COMPANY TO EXTEND THE COMBINATION PERIOD FROM MARCH 15, 2023 TO DECEMBER 15, 2023 (THE “TRUST AMENDMENT”).

For ☐ Against ☐ Abstain ☐

3.	PROPOSAL 3. ADJOURNMENT — APPROVAL TO DIRECT THE CHAIRMAN OF THE SPECIAL MEETING TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE PROPOSAL 1.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

— END OF SUPPLEMENT TO PROXY STATEMENT —